As filed with the Securities and Exchange Commission on May 7, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation or organization)	16-1725106 (I.R.S. Employer Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Frank R. Adams, Esq.
Ashley J. Butler, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
FIDELITY NATIONAL FINANCIAL, INC.
DEBT SECURITIES
Fidelity National Financial, Inc. may from time to time in one or more offerings offer and sell senior or subordinated debt securities.
Fidelity National Financial, Inc. will provide the specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
Fidelity National Financial, Inc. may sell these debt securities to or through one or more underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
Investing in our securities involves risks. Please carefully consider the “Risk Factors” beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
The date of this prospectus is May 7, 2026

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these debt securities. The information in this document may only be accurate on the date of this document.

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ABOUT THIS PROSPECTUS
Unless otherwise stated or the context otherwise requires, references in this prospectus to “FNF,” “we,” “our” or “us” refer to Fidelity National Financial, Inc., together with its subsidiaries.
This prospectus is part of a registration statement that FNF filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, FNF may issue the debt securities described in this prospectus from time to time and in an unlimited amount. This prospectus provides you with a general description of the debt securities FNF may offer. Each time we sell debt securities, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. FNF has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. FNF is not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS
The statements contained in this prospectus, any related prospectus supplement, or incorporated by reference in this prospectus or any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions or strategies regarding the future. These statements relate to, among other things, our future financial and operating results. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to the following:
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adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding, increased mortgage defaults, or a weak U.S. economy;

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the severity of our title insurance claims;

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downgrade of our credit rating by rating agencies;

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compliance with extensive government regulation of our operating subsidiaries and adverse changes in applicable laws or regulations or in their application by regulators;

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regulatory investigations of the title insurance industry;

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loss of key personnel that could negatively affect our financial results and impair our operating abilities;

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our business concentration in the States of California and Texas, where we derived approximately 12.2% and 14.1%, respectively, of our title insurance premiums in the year ended December 31, 2025;

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our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties integrating acquisitions;

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our dependence on distributions from our title insurance underwriters as our main source of cash flow;

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competition from other title insurance companies;

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changes in general economic, business, and political conditions, including changes in the financial markets related to inflation and geopolitical uncertainties;

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impacts to our business operations caused by the occurrence of a catastrophe or global crisis; and

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other risks detailed elsewhere in this document and in our other filings with the SEC.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements in or incorporated into this prospectus.

FIDELITY NATIONAL FINANCIAL, INC.
We are a leading provider of (i) title insurance, escrow and other title-related services, including trust activities, trustee sales guarantees, recordings and reconveyances and home warranty and (ii) transaction services to the real estate and mortgage industries. FNF is one of the nation’s largest title insurance companies operating through its title insurance underwriters - Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Alamo Title Insurance and National Title Insurance of New York Inc. - which collectively issue more title insurance policies than any other title company in the United States. Through our subsidiary ServiceLink Holdings, LLC, we provide mortgage transaction services including title-related services and facilitation of production and management of mortgage loans. We are also a leading provider of insurance solutions serving retail annuity and life customers and institutional clients through our majority-owned subsidiary, F&G Annuities & Life, Inc.
Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and our telephone number is (904) 854-8100.

RISK FACTORS
An investment in our debt securities involves risks. Before making a decision to purchase our debt securities, you should carefully consider the risks, uncertainties and assumptions discussed in Item 1A. of our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, and in other documents that we subsequently file with the SEC that update, supplement or supersede such information, which documents are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of debt securities offered by us will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Indenture, dated as of December 8, 2005 (the “Base Indenture”), between Fidelity National Financial, Inc. (formerly Fidelity National Title Group, Inc.) and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as amended by a first supplemental indenture, dated as of January 6, 2006 (the “First Supplemental Indenture”), a second supplemental indenture, dated as of May 5, 2010 (the “Second Supplemental Indenture”), and a ninth supplemental indenture, dated as of June 4, 2025 (the “Ninth Supplemental Indenture” and, such Base Indenture, as amended by such First Supplemental Indenture, Second Supplemental Indenture and Ninth Supplemental Indenture, the “Senior Indenture”), and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into with The Bank of New York Mellon Trust Company, N.A. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures” and each individually as an “Indenture.” Certain of such supplemental indentures contain terms that apply only to securities issued thereunder.
The Senior Indenture and form of Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.
General
The debt securities will be unsecured obligations of ours. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent described herein and in the applicable prospectus supplement.
Because we are a holding company that conducts our operations through our subsidiaries, holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, beneficiaries under title insurance policies, and guarantee holders. As of December 31, 2025, our subsidiaries had total liabilities of approximately $97,046 million. Moreover, our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon our receiving dividends, interest or other amounts from our subsidiaries. Certain of our principal operating subsidiaries are subject to insurance regulations that require minimum amounts of statutory surplus, which may restrict the amount of funds which are available to us from such subsidiaries, or require prior approval from the regulatory agency before those subsidiaries can pay us any extraordinary dividends.
The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under them from time to time in one or more series. The Indentures also do not limit our ability to incur other debt.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
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the title of the debt securities, including CUSIP Numbers, and whether they are subordinated debt securities or senior debt securities;

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any limit on the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable Indenture;

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the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determination thereof;

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the rate or rates (which may be fixed, variable or zero) at which the debt securities will bear interest, if any, or the method of calculating such rate or rates of interest;

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the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

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the dates on which interest will be payable and with respect to registered securities, the regular record date for the interest payable on any interest payment date;

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the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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the period or periods within which, the price or prices at which, the currency (if other than United States dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed;

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our obligation, if any, to redeem or purchase debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of holders of the debt securities and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

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if other than denominations of $1,000 and any integral multiple thereof, if registered securities, the denominations in which debt securities will be issuable;

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if other than United States dollars, the currency for which the debt securities may be purchased or in which the debt securities will be denominated and/or the currency in which the principal of, premium, if any, and interest, if any, on the debt securities will be payable and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of the applicable Indenture;

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if the amount of payments of principal of, premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on a currency or currencies, the index, formula or other method by which such amount will be determined;

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if the amount of payments of principal of, premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount will be determined;

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if other than the entire principal amount thereof, the portion of the principal amount of such debt securities which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

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the person to whom any interest on any registered debt securities will be payable;

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provisions, if any, granting special rights to the holders of debt securities upon the occurrence of specified events;

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any addition to or modification or deletion of any Events of Default or any covenants of FNF pertaining to the debt securities;

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under what circumstances, if any, we will pay additional amounts on the debt securities held by a person who is not a U.S. Person in respect of taxes, assessments or similar governmental charges withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

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whether the provisions described below relating to defeasance and covenant defeasance will be applicable to the debt securities of such series;

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if other than the trustee, the identity of the registrar and any paying agent;

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if the debt securities will be issued in whole or in part in global form, (i) the depository for such global securities, (ii) whether beneficial owners of interests in any debt securities in global form may exchange such interests for certificated debt securities of like tenor of any authorized form and denomination, and (iii) the circumstances under which any such exchange may occur; and
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any other terms of the debt securities and any deletions from or modifications or additions to the applicable Indenture, including terms (if any) relating to the redemption of the notes at our option.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued only in registered form without coupons or in the form of one or more global securities.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness (as described below).
Under the Subordinated Indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:
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the principal of or any premium and interest in respect of indebtedness of FNF for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by FNF;

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all capital lease obligations of FNF;

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all obligations of FNF issued or assumed as the deferred purchase price of property, all conditional sale obligations of FNF and all obligations of FNF under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

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all obligations of FNF for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

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all obligations of FNF in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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all obligations of the types referred to above of other persons for the payment of which FNF is responsible or liable as obligor, guarantor or otherwise; and

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all obligations of the types referred to above of other persons secured by any lien on any property or asset of FNF whether or not such obligation is assumed by FNF.

Senior Indebtedness does not include:
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indebtedness or monetary obligations to trade creditors created or assumed by FNF in the ordinary course of business in connection with the obtaining of materials or services;

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indebtedness that is, by its terms, subordinated to, or ranks equally with, the subordinated debt securities; and

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any indebtedness of FNF to its subsidiaries unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities. Further, if an event of default occurs under any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default is given to FNF by the holders of such Senior Indebtedness, then until such event of default is cured or waived or ceases to exist, no payment may be made on the subordinated debt securities; provided, that if the holders of such Senior Indebtedness do not declare such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default, FNF may resume making payments on the subordinated debt securities. Only one such payment blockage period may be commenced in any 365 day period with respect to the subordinated debt securities of any series.
In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.
If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:
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any dissolution or winding-up or liquidation or reorganization of FNF, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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any general assignment by FNF for the benefit of creditors; or

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any other marshaling of FNF’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property (other than certain permitted junior securities), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.
The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.
In the event subordinated debt securities are issued pursuant to the Subordinated Indenture or any other subordinated indenture with a trustee which is also a trustee for senior debt securities pursuant to the Senior Indenture, the occurrence of any default under such subordinated indenture or such Senior Indenture could create a conflicting interest for the respective trustee under the Trust Indenture Act of 1939. If such default has not been cured or waived within 90 days after such trustee has or acquires a conflicting interest, such trustee generally is required by the Trust Indenture Act of 1939 to eliminate such conflicting interest or resign as trustee with respect to the debt securities issued under such Senior Indenture or such subordinated indenture. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Restrictive Covenant
Unless otherwise specified in the applicable prospectus supplement, the following restrictive covenant shall apply to each series of senior debt securities:
Limitation on Liens.   We shall not, and shall not permit any of our covered subsidiaries (as defined below) to, incur, assume or guarantee any debt secured by any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance (“lien”) on any voting stock issued by any of our covered subsidiaries, unless the senior debt of each series then outstanding are, for so long as such debt is so secured, secured by such voting stock equally and ratably with (or prior to) such debt. However, this requirement does not apply to:
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liens existing at the time a corporation or other entity becomes a covered subsidiary or any renewal, extension or replacement, in whole or in part, of any such liens;

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liens on shares of subsidiaries that are not covered subsidiaries; and

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any series of senior debt securities at any time when no securities of such series are outstanding.

Each lien, if any, granted, pursuant to the provisions described above, to secure any senior debt securities shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the lien whose existence caused such securities to be required to be so secured, provided such lien is not then otherwise required, by the provisions described above, to so secure such senior debt securities.
“Covered subsidiaries” generally means any present or future subsidiary of us, the consolidated total assets of which, determined as of the last day of our most recent fiscal quarter ended at least thirty (30) days prior to the date of determination, for which fiscal quarter internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the last day of such fiscal quarter, constitute at least 15% of our total consolidated assets, and any successor to any such subsidiary whose consolidated total assets likewise satisfy such requirement. However covered subsidiaries does not in any event include any of our subsidiaries that is not itself an insurance company or the direct or indirect owner of one or more subsidiaries that is an insurance company.
Consolidation, Merger, Sale of Assets and Other Transactions
Unless otherwise specified in the applicable prospectus supplement, we may not consolidate or merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to, any person unless:
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the person formed by or surviving any such consolidation or merger (if other than FNF), or which acquires our assets, is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

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the person formed by or surviving any such consolidation or merger (if other than FNF), or which acquires our assets, expressly assumes by supplemental indenture all of our obligations under the debt securities and the Indentures; and

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immediately after giving effect to the transaction no default or event of default shall have occurred and be continuing.

We shall deliver to the trustee prior to the proposed transaction an officers’ certificate and an opinion of counsel each stating that the proposed transaction and such supplemental indenture comply with the applicable Indenture and that all conditions precedent to the consummation of the transaction under the applicable Indenture have been met.
If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, the resulting or acquiring corporation will be substituted for us under the Indentures with the same effect as if it had been an original party to the Indentures. As a result, such successor corporation may exercise our rights and powers under the Indentures, in our name or its own name, and we will be released from all our liabilities and obligations under the Indentures and under the notes.

Events of Default, Notice and Waiver
Unless otherwise specified in the applicable prospectus supplement, the following shall constitute “Events of Default” under the Indentures with respect to debt securities of any series:
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default in the payment of any interest on any debt security of such series when due and payable for 30 days;

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default in the payment of any principal of or premium, if any, on any debt security of such series when due (whether at stated maturity, upon redemption, repurchase at the option of the holder or otherwise), or default in the making of any mandatory sinking fund payment;

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default, but in the Subordinated Indenture only default in any material respect, in the performance, or breach, of any covenant or warranty with respect to any debt security of such series, and the continuance of such default or breach for 60 days after we receive written notice of such default or breach;

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default under our indebtedness (other than securities of such series) in the payment by us, when due, of an aggregate principal amount of such indebtedness exceeding $100,000,000, or default under any such indebtedness (other than securities of such series) which results in such indebtedness in an aggregate principal amount exceeding $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within 10 days after receipt of written notice of such default or breach (which notice shall state that such notice is a “Notice of Default” under the indenture) to the us (by registered or certified mail) by the trustee or to us and the Trustee (in each case by registered or certified mail) by holders of at least 25% in aggregate principal amount of the outstanding securities of such series;

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certain events of bankruptcy, insolvency or reorganization of FNF; and

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any other event of default with respect to any debt security of such series including an event of default provided for in a supplemental indenture.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures occurs and is continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of all of the outstanding debt securities of such series may declare, by written notice to us (and if given by the holders, to the trustee), the principal of and accrued interest, if any, on all the debt securities of such series to be due and payable immediately; provided that, after such a declaration of acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, by written notice to the trustee, rescind or annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal and interest, have been cured or waived.
The holders of a majority in aggregate principal amount of the outstanding debt securities of any series, by written notice to the trustee, may waive any past default or event of default with respect to that series except (i) a default or event of default in the payment of the principal of, or premium, if any, or interest on, any debt security of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured.
The trustee is not required to exercise any of the rights or powers vested in it by the applicable Indenture at the request or direction of any of the holders of debt securities of any series, unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any proceeding with respect to the Indentures or for the appointment of a receiver or trustee or for any other remedy unless (i) the holder has given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding shall have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) the holders have offered to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in pursuing the remedy, (iv) the trustee has failed to institute any such proceedings for 60 days after its receipt of such request, and (v) during such 60 day period, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding have not given to the trustee a direction inconsistent with such written request.
Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under the applicable Indenture or we will notify the relevant trustee of any default that exists under the applicable Indenture. In addition, we have agreed to deliver to the trustee, promptly after we become aware of the occurrence of a default or an event of default of the character specified in the fourth bullet point under the caption “Events of Default, Notice and Waiver” above, written notice of the occurrence of such default or event of default.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise set forth in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.
We may discharge certain obligations to holders of any series of debt securities which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or government obligations (as defined in either Indenture) or a combination thereof, as trust funds in an amount certified to be sufficient to pay and discharge when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest, if any, on such debt securities and any mandatory sinking fund payments applicable to such debt securities.
Unless otherwise indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee of money and/or government obligations in sufficient quantity that will provide money in an amount sufficient to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance or covenant defeasance have been complied with.
We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Modification of the Indentures
Under the Indentures, we and the applicable trustee, at any time and from time to time, may enter into supplemental indentures without the consent of any holders of debt securities to:
•
evidence the succession of another person to FNF and the assumption by any such successor of the covenants of FNF in the Indentures and in the debt securities; or

•
add to the covenants of FNF for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon FNF in the Indentures; or

•
add any additional Events of Default with respect to all or any series of debt securities; or

•
amend or supplement any provision contained in the Indentures or in any supplemental indentures, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

•
secure the debt securities; or

•
establish the form or terms of debt securities of any series as permitted by the Indentures; or

•
evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series under the Indentures and add to or change any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee under the Indentures; or

•
if allowed without penalty under applicable laws and regulations, permit payment in the United States of principal, premium, if any, or interest, if any, on coupons, if any; or

•
cure any ambiguity or correct any mistake or correct or supplement any provision in the Indentures which may be inconsistent with any other provision in the Indentures or make any other provisions with respect to matters or questions arising under the Indentures, provided such action shall not adversely affect the interests of any holder of debt securities of any series; or

•
make any change to comply with the Trust Indenture Act of 1939 or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of the Indentures under the Trust Indenture Act of 1939 or any amendment thereof.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture, we and the applicable trustee may enter into supplemental indentures to add provisions to, or change or eliminate any provisions of either Indenture or any supplemental indenture or to modify the rights of the holders of the debt securities of each series so affected. However, we need the consent of the holder of each outstanding debt security affected in order to:
•
change the stated maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security; or

•
reduce the principal amount of, or any installment of principal of, or premium, if any, or interest, if any, on, or any additional amounts payable with respect to, any debt security or the rate of interest on any debt security; or

•
reduce the amount of premium, if any, payable upon redemption of any debt security or the repurchase by us of any debt security at the option of the holder of such debt security; or

•
change the manner in which the amount of any principal of or premium, if any, or interest on or additional amounts, if any, with respect to, any debt security is determined; or

•
reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity thereof; or

•
change the currency in which any debt securities or any premium or the interest thereon or additional amounts, if any, with respect thereto, is payable; or

•
change the index, securities or commodities with reference to which or the formula by which the amount of principal of or any premium or the interest on any debt security is determined; or

•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or on or after the redemption date or on or after the repurchase date, as the case may be); or

•
reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or for any waiver (of compliance with certain provisions of the applicable Indenture or certain defaults under the applicable Indenture and their consequences) provided for in the applicable Indenture; or
•
change any obligation of FNF to maintain an office or agency in the places and for the purposes specified in the Indentures; or

•
make any change in the provision governing waiver of past defaults, except to increase the percentage in principal amount of the outstanding debt securities of any series, the holders of which may waive past defaults on behalf of holders of all debt securities of such series, or make any change in the provision governing supplemental indentures that require consent of holders of debt securities, except to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby.

Governing Law
The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Relationship with the Trustee
The trustee under the Indentures is The Bank of New York Mellon Trust Company, N.A. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.

PLAN OF DISTRIBUTION
We may sell the debt securities being offered hereby in one or more of the following ways from time to time:
•
to underwriters or dealers for resale to the public or to institutional investors;

•
directly to institutional investors; or

•
through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the debt securities, including:
•
the name or names of any underwriters or agents;

•
the purchase price of the debt securities and the proceeds to be received by us from the sale;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any initial public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

The debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
If we sell the debt securities directly or through agents designated by us, we will identify any agent involved in the offering and sale of the debt securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.
We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of debt securities that it may purchase or on the portion of the aggregate principal amount of such debt securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms, and their control persons, may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.
Each series of debt securities will be a new issue of securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. Any underwriters to whom we sell debt securities for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains our reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and, in some cases, supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:
•
our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (file no. 001-32630); and

•
the information in the definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2026 (file no. 001-32630), that is incorporated by reference into Part III of our annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026.

You can obtain any of the filings incorporated by reference into this prospectus through our website (www.fnf.com) or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attn: General Counsel
Tel: (904) 854-8100
You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities offered hereby will be passed upon for Fidelity National Financial, Inc. by Weil, Gotshal & Manges LLP, New York, New York, with respect to New York law and Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada, with respect to Nevada law.
EXPERTS
The consolidated financial statements and schedules of Fidelity National Financial, Inc. and subsidiaries appearing in Fidelity National Financial, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Fidelity National Financial, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Fidelity National Financial, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the debt securities will be borne by the registrant. Such expenses are estimated to be as follows:
Securities and Exchange Commission Registration Fee	$	*
Printing and engraving fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Blue sky fees and expenses		**
Trustee’s fees and expenses		**
Miscellaneous		**
Total	$	**

*
The Registrant is registering an indeterminate amount of debt securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.

**
Because an indeterminate amount of debt securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the debt securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Nevada Revised Statutes (“NRS”) 78.7502(1) provides that a corporation may indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.
NRS 78.7502(2) further provides that a corporation may indemnify, pursuant to the provisions of that subsection, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.
NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent to the extent that such person has been successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by the person in connection with defending the action, including, without limitation, attorneys’ fees. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful. Indemnification pursuant to NRS 78.7502 may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
NRS 78.7502(3) provides that any discretionary indemnification pursuant to the statutory provisions of NRS 78.7502 (unless ordered by a court or advanced pursuant to NRS 78.751(2)), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. The determination must be made (i) by the stockholders; (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, or if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. NRS 78.751(2) provides that unless otherwise restricted by the corporation’s articles of incorporation or bylaws, or an agreement made by the corporation, the corporation may pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the corporation.
The registrant’s articles of incorporation eliminate or limit the liability of its directors and officers to the fullest extent permitted by the NRS, provided that no such elimination or limitation of liability under the NRS shall apply to any director’s or officer’s act or failure to act that is proven to constitute a breach of such director’s or officer’s fiduciary duties as a director or officer, which breach (i) constitutes a breach of the duty of loyalty, (ii) involves acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) results in a transaction from which such director or officer derived an improper personal benefit.
The registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.
Item 16.   List of Exhibits.
The following exhibits are filed as part of this registration statement or incorporated by reference herein.
Exhibit	Description
1.1*	Form of Underwriting Agreement.
3.1**	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 12, 2025).
3.2**	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 12, 2025).
4.1**	Indenture between the Registrant (then known as Fidelity National Title Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), dated as of December 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 16, 2006).

Exhibit	Description
4.2**	First Supplemental Indenture between the Registrant (then known as Fidelity National Title Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on January 24, 2006).
4.3**	Second Supplemental Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., dated as of May 5, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 5, 2010).
4.4**	Eighth Supplemental Indenture, dated as of April 22, 2024, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on April 23, 2024).
4.5**	Ninth Supplemental Indenture, dated as of June 4, 2025, between the Registrant and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit No. 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 4, 2025).
4.6**	Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.2(A) to the Registrant’s Registration Statement on Form S-3 filed on November 14, 2007).
5.1	Opinion of Weil, Gotshal & Manges LLP.
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (Included in Exhibit 5.1).
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (Included in Exhibit 5.2).
24.1	Powers of Attorney (Included on signature page of this Registration Statement).
25.1	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the Senior Indenture, dated as of December 8, 2005.
25.2	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the form of Subordinated Indenture.
107	Filing Fee Table.

*
To be filed by amendment or in a document that will be incorporated by reference herein.

**
Previously filed.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) (A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 7, 2026.
Fidelity National Financial, Inc.
By:
/s/ Michael L. Gravelle

Name: Michael L. Gravelle
Title:
Executive Vice President, General
Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael L. Gravelle and Anthony J. Park, or any of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael J. Nolan Michael J. Nolan	Chief Executive Officer (Principal Executive Officer)	May 7, 2026
/s/ Anthony J. Park Anthony J. Park	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2026
/s/ William P. Foley, II William P. Foley, II	Director and Chairman of the Board	May 7, 2026
/s/ Raymond R. Quirk Raymond R. Quirk	Director and Executive Vice Chairman of the Board	May 7, 2026
/s/ Douglas K. Ammerman Douglas K. Ammerman	Director	May 7, 2026
/s/ Halim Dhanidina Halim Dhanidina	Director	May 7, 2026
/s/ Thomas M. Hagerty Thomas M. Hagerty	Director	May 7, 2026
/s/ Daniel D. (Ron) Lane Daniel D. (Ron) Lane	Director	May 7, 2026
/s/ Sandra D. Morgan Sandra D. Morgan	Director	May 7, 2026

Signature	Title	Date
/s/ Heather H. Miller Heather H. Miller	Director	May 7, 2026
/s/ John D. Rood John D. Rood	Director	May 7, 2026
/s/ Peter O. Shea Peter O. Shea	Director	May 7, 2026
/s/ Cary H. Thompson Cary H. Thompson	Director	May 7, 2026